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                                                                EXHIBIT 10.10.1

                                  AMENDMENT I
                                     OF THE
                          PULITZER PUBLISHING COMPANY
                                  PENSION PLAN


        The Pulitzer Publishing Company Pension Plan (the "Plan") is amended as follows.

        1. Section 1.02(b) of the Plan is revised in its entirety to read as follows, effective January 1, 1996:

                "(b) for determining lump sum values, mortality rates from the applicable mortality table prescribed by the Commissioner of the Internal Revenue Service (which as of April 5, 1995 was the 1983 Group Annuity Mortality Table) and the annual rate of interest on 30-year Treasury securities as of the fourth calendar month preceding the first day of the calendar quarter that includes the Annuity Starting Date for the distribution".

        2. The following sentences are added at the end of Section 3.06 of the Plan, effective January 1, 1989:

                "Notwithstanding anything to the contrary contained herein, the Accrued Benefit of a Participant who, by reason of a change in employment status, ceases to be an Employee under the Plan and becomes an active Participant in the Joseph Pulitzer Pension Plan (or any other defined benefit plan of the Company or an Affiliate), or vice versa, will be determined without regard to the period of the Participant's employment with the Company or an Affiliate during which he or she is or was actively participating in (i.e., accruing benefits under) the Joseph Pulitzer Pension Plan (or such other plan). In the case of any such Participant, the Committee may direct the transfer of assets and the accrued benefit liability from the Plan to, or permit the receipt of assets and assumption of accrued benefit liability from, the Joseph Pulitzer Pension Plan (or such other plan), subject to the requirements of Section 414(1) of the Code."



                                            PULITZER PUBLISHING COMPANY



Dated: 10/25/95                         By: /S/ Ronald H. Ridgway
       --------                             ---------------------------
                                            Senior Vice President-Finance